   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 14, 2000
                                                      REGISTRATION NO. 333-82281

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        ARCADIA RECEIVABLES FINANCE CORP.
                   (Originator of the Trusts Described Herein)
             (Exact name of registrant as specified in its charter)

            DELAWARE                            9999                             41-1743653
(State or other jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer Identification No.)
 incorporation or organization       Classification Code Number)

                           290 EAST CARPENTER FREEWAY
                                    7 DECKER
                                IRVING, TX 75062
                                 (972) 652-4000
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)

                                   ----------

                             MICHAEL J. FORDE, ESQ.
                           Assistant General Counsel
                      ASSOCIATES FIRST CAPITAL CORPORATION
                           250 EAST CARPENTER FREEWAY
                                IRVING, TX 75062
                                 (972) 652-4000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   ----------

                                   COPIES TO:

     CHARLES F. SAWYER, ESQ.                       MICHAEL TARPLEY, ESQ.
      Dorsey & Whitney LLP                             Citibank, N.A.
     220 South Sixth Street                           425 Park Avenue
  Minneapolis, Minnesota 55402                       New York, NY 10043
         (612) 340-2600                                (212) 559-9583

                                   ----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
         FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION
                 STATEMENT AS DETERMINED BY MARKET CONDITIONS.
                                   ----------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   ----------

         This registration statement also registers an indeterminate amount of Automobile Receivables-Backed Securities which may be sold by affiliates of the Registrant, to the extent required.

                                   ----------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                STICKER AMENDMENT

         From time to time, broker-dealer affiliates of the Registrant may offer and sell Automobile Receivables-Backed Securities in market-making transactions. In connection with any such sales, such broker-dealer affiliates will deliver a copy of the Prospectus Supplement and Prospectus relating to that Trust's securities, bearing the following "sticker" amendment:


                      SUPPLEMENT DATED ______________, 2000

                      ARCADIA AUTOMOBILE RECEIVABLES TRUSTS
                   AUTOMOBILE RECEIVABLES-BACKED CERTIFICATES
                       AUTOMOBILE RECEIVABLES-BACKED NOTES

                                   ----------

                        ARCADIA RECEIVABLES FINANCE CORP.
                                    (SELLER)

                                   ----------

                             ARCADIA FINANCIAL LTD.
                                   (SERVICER)

                                   ----------

         This prospectus may be used by broker-dealer affiliates of Arcadia Receivables Finance Corp. in connection with offers and sales of the securities issued by the Trust in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any broker-dealer affiliate of Arcadia Receivables Finance Corp. may act as principal or agent in such transactions. No broker-dealer affiliate of Arcadia Receivables Finance Corp. has any obligation to make a market in any of the outstanding securities and any broker-dealer affiliate may discontinue its market-making activities at any time without notice, at its sole discretion.

         Each of the broker-dealer affiliates of Arcadia Receivables Finance Corp. is a member of the National Association of Securities Dealers, Inc. and may participate in distributions of the outstanding securities issued by the Trust. Accordingly, the participation of any such entity in the offerings of outstanding securities issued by the Trust will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 14th day of December, 2000.

                                        ARCADIA RECEIVABLES FINANCE CORP


                                        By   /s/ Judith L. Leto
                                            ------------------------------------
                                            Judith L. Leto
                                            Senior Vice President and Controller


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Judith L. Leto and Michael J. Forde, Esq. as his true and lawful attorneys-in-fact and agent, each with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

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
SIGNATURE                       NAME AND TITLE                   DATE
---------                       --------------                   ----
/s/ Jerry W. Bayless            Jerry W. Bayless,                December 14, 2000
----------------------------    President, Director
                                (Principal Executive Officer)

/s/ Judith L. Leto              Judith L. Leto,                  December 14, 2000
---------------------------     Senior Vice President
                                and Controller
                                (Principal Financial Officer)

/s/ R. Stephen Nichols          R. Stephen Nichols,              December 14, 2000
---------------------------     Executive Vice President and
                                General Counsel, Director

/s/ James W. Parker             James W. Parker,                 December 14, 2000
---------------------------     Director

/s/ Joseph E. Theis             Joseph E. Theis,                 December 14, 2000
---------------------------     Director
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